Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 21, 2011

RAY DOLBY		RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002

By:	/s/ Ray Dolby Ray Dolby	By:	/s/ Dagmar Dolby Name: Dagmar Dolby Title: Co-Trustee

DAGMAR DOLBY		RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002

By:	/s/ Dagmar Dolby Dagmar Dolby	By:	/s/ Dagmar Dolby Name: Dagmar Dolby Title: Co-Trustee

THOMAS E. DOLBY		RAY DOLBY 2011 TRUST A DATED DECEMBER 14, 2011

By:	/s/ Thomas E. Dolby Thomas E. Dolby	By:	/s/ Dagmar Dolby Name: Dagmar Dolby Title: Co-Trustee

DAVID E. DOLBY		RAY DOLBY 2011 TRUST B DATED DECEMBER 14, 2011

By:	/s/ David E. Dolby David E. Dolby	By:	/s/ Dagmar Dolby Name: Dagmar Dolby Title: Co-Trustee

RAY DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By:	/s/ Dagmar Dolby Name: Dagmar Dolby Title: Co-Trustee